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                                                                    EXHIBIT 99.1
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[ILLINOIS SUPERCONDUCTOR               NEWS   |
  CORPORATION LOGO]                           |    RELEASE
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FOR IMMEDIATE RELEASE                      CONTACT:  MAUREEN MURNANE
                                           PHONE:    847-391-9426
                                           INTERNET: www.ir@ilsc.com

                 ILLINOIS SUPERCONDUCTOR TO OPEN JAPANESE OFFICE

         Mt. Prospect, IL (August 3, 2000) - Illinois Superconductor Corporation (OTC: ISCO), a leading supplier of superconducting radio-frequency (RF) products for the wireless industry, announced today that it is opening an office in Japan. The office will be headed by Derek Schneideman. Until recently, Mr. Schneideman served as the President and Representative Director of Gateway Japan KK, the Japanese subsidiary of personal-computer manufacturer Gateway, Inc. During Mr. Schneideman's four-year tenure, Gateway Japan grew from a start-up to an 800-person organization generating approximately $800MM of annual revenues. Prior to joining Gateway, Mr. Schneideman worked for Computer Associates Inc. for ten years as Managing Director in Japan, Korea, Thailand and New Zealand and as a senior executive in Australia. Mr. Schneideman serves on the Executive Committee of the American Electronics Association in Japan and is a member of the American Chamber of Commerce. Mr. Schneideman is also President of CTR Ventures KK, a leading Japanese venture-accelerator, specializing in venture capital investing and management consulting for technology companies.

         Joining Mr. Schneideman in ISC's Japanese office will be Dr. Philip Parker, who is also affiliated with CTR, as well as at least one other professional being recruited by ISC. Dr. Parker holds a Ph.D. in engineering, with a specialty in wireless telecommunications filter design. He established and headed the North Asia office of Project Oxygen, a global telecommunications submarine cable project. He is the co-founder and chairman of systemsGo Corporation, a computer services company in Tokyo. Dr. Parker previously served as a management consultant for over seven years at Arthur D. Little and AT Kearney, concentrating on the telecommunications industry, with clients throughout east Asia and Australasia. He helped raise $2 billion of financing for telecommunications projects in Asia. Dr. Parker started his career working at Alcatel, working on telecommunications switching and transmission systems in Australia and Europe.

         Dr. George Calhoun, Chief Executive Officer of Illinois Superconductor, said: "The opening of our Japanese office is an important step for ISC. We will continue to have able representation in Japan through our long-standing distributor, Fuji Electronics, and ISC's management will continue to visit Japan frequently. But we reached the conclusion some months



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ago that the time was right to have our own physical presence in Japan -- to indicate our commitment to the Japanese market and to enhance our working ties with our customers and partners there. We have spent several months planning this step, and we are extraordinarily fortunate to have attracted individuals of Derek Schneideman's and Philip Parker's caliber as well as the other resources of CTR Ventures to create our Japanese presence.

         "A Japanese office is one of many building blocks we have been putting into place to pursue business in Japan and Korea. We have recently been asked to submit proposals for 2G and 3G prototypes to four major Japanese companies, two of which would represent repeat business. We have also begun co-development efforts with a fifth Japanese company. Our understanding is that ISC's 3G product meets the Japanese performance requirements and performs better than any competing products. Our goal now is to meet customer-specific requirements regarding size, weight and the like, and to make the product production-ready. We feel this goal is attainable and are working very hard to be the first to reach this objective. Having a Japanese office will help ensure that we understand the customers' needs and that we expand and strengthen our relationships in that country.

         "We are devoting a large portion of our resources to the Japanese and Korean markets, for good reason. Both countries have extraordinarily high penetration rates for mobile phone usage. Japan is the pioneer for consumer wireless internet applications and services through the spectacularly successful introduction of NTT Docomo's i-Mode service last year, to be followed by the multi-year roll-out of wideband (3G) wireless services starting in 2001. It is already the case that more Japanese access the internet through their mobile phones than through PCs. Korea is expected to introduce 3G service in a similar timeframe. There are increasing indications that high temperature superconducting (HTS) filters will ultimately be deployed in these 3G systems, as evidenced by continued prototype orders from Japanese customers and published research by highly respected NTT Docomo scientists. While the ultimate proof of this proposition can only come from volume purchase orders, we are very focused on accomplishing that objective."



Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The Company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor Corporation is available on the Company's internet web site at http://www.ilsc.com.

Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause the Company's actual results, performance or achievements for 2000 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the failure of the SSI transaction to close, the ability to integrate SSI's and ISC's businesses in the event that the SSI transaction is completed, the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations, uncertainty about the Company's ability to


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compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; the adverse effects on liquidity of the Company's common stock because of its de-listing from the NASDAQ National Market in June 1999; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.